NL INDUSTRIES, INC.                       Contact:  John A. St. Wrba
Three Lincoln Centre                                Vice President and Treasurer
5430 LBJ Freeway, Suite 1700                        (972) 233-1700
Dallas, Texas   75240-2697
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                                 PRESS RELEASE

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FOR IMMEDIATE RELEASE



              NL INDUSTRIES, INC. ANNOUNCES CASH QUARTERLY DIVIDEND


     DALLAS, TEXAS - November 1, 2006 - NL Industries, Inc. (NYSE: NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents ($0.125) per share on its common stock to be paid in cash. The dividend is payable on December 27, 2006 to shareholders of record at the close of business on December 8, 2006.

     NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), titanium dioxide pigments and other businesses.

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